EXHIBIT 10.33

                INDEMNIFICATION, DIRECTOR AND FOUNDERS AGREEMENT

      This Indemnification and Founders Agreement, made and entered into as of this 8th day of November, 2006 ("Agreement"), by and between Summit Global Logistics, Inc. (formerly, Aerobic Creation Inc.) , a Delaware corporation (the "Company"), Maritime Logistics US Holdings Inc., a Delaware corporation ("MLI"), and Raymer McQuiston (the "Indemnitee" or "Mr. McQuiston").

            WHEREAS,  the  Company is or intends to be a third  party  logistics provider; and MLI is a logistics company that the Company has acquired as of the date hereof through its wholly-owned acquisition subsidiary, and MLI and its founders have raised on behalf of the Company funds sufficient to finance the acquisition of certain logistics companies, and MLI intends to acquire additional logistics companies, if and when, such opportunities present themselves;

      WHEREAS, the Indemnitee is a founder of MLI ("Founder"), and as a condition to the founders, including the Founder, entering into this Agreement, the Reorganization, Acquisitions, and Financings (each as defined in that certain private placement memorandum dated October 23, 2006), the Company has agreed to pay a premium to the founders of MLI in the event of a change in control (not approved by the Board ) of the Company prior to the fifth year anniversary of this Agreement;

      WHEREAS, highly competent persons are reluctant to serve corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

      WHEREAS, the current impracticability of obtaining adequate insurance and the uncertainties relating to indemnification have increased the difficulty of attracting and retaining such persons;

      WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

      WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be indemnified to the fullest extent permitted.

      NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      For purposes of this Agreement the following terms shall have the meanings indicated:

      1.01 "BOARD" shall mean the Board of Directors of the Company.

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      1.02 "CORPORATE  STATUS"  describes the status of a person who is or was a director, officer, employee, agent, trustee or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which such person is or was serving at the request or on behalf of the Company.

      1.03 "COURT" means the Court of Chancery of the State of Delaware, the court in which the Proceeding in respect of which indemnification is sought by the Indemnitee shall have been brought or is pending, or another court having subject matter jurisdiction and personal jurisdiction over the parties.

      1.04 "DISINTERESTED DIRECTOR" means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

      1.05 "ENTERPRISE" shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the express written request of the Company as a director, officer, employee, agent, trustee or fiduciary.

      1.06 "EQUITY INCENTIVE PLAN" shall mean the Summit Global Logistics, Inc. 2006 Equity Incentive Plan, annexed as Exhibit A hereto.

      1.07 "EXPENSES" shall include, without limitation, all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, facsimile transmission charges, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

      1.08 "GOOD FAITH" shall mean Indemnitee having acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, in the case of an Enterprise which is an employee benefit plan, the best interests of the participants or beneficiaries of said plan, as the case may be, and, with respect to any Proceeding which is criminal in nature, having had no reasonable cause to believe Indemnitee's conduct was unlawful.

      1.09 "IMPROPER PERSONAL BENEFIT" shall include, but not be limited to, the personal gain in fact by reason of a person's Corporate Status of a financial profit, monies or other advantage not also accruing to the benefit of the Company or to the stockholders generally and which is unrelated to his usual compensation including, but not limited to, (i) in exchange for the exercise of influence over the Company's affairs, (ii) as a result of the diversion of corporate opportunity, or (iii) pursuant to the use or communication of confidential or inside information for the purpose of generating a profit from trading in the Company's securities. Notwithstanding the foregoing, "Improper Personal Benefit" shall not include any benefit, directly or indirectly, related to actions taken in order to evaluate, discourage, resist, prevent or negotiate any transaction with or proposal from any person or entity seeking control of, or a controlling interest in, the Company.

      1.10 "INDEPENDENT COUNSEL" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and may include law firms or members thereof that are regularly retained by the Company but not any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the standards of professional conduct then prevailing and applicable to such counsel, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.


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

      1.11 "OFFICER" means the president, vice presidents, treasurer, assistant treasurer(s), secretary, assistant secretary and such other executive officers as are appointed by the board of directors of the Company or Enterprise, as the case may be.

      1.12 "PROCEEDING" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation (including any internal corporate investigation), administrative hearing or any other actual, threatened or completed proceeding, whether civil, criminal, administrative or investigative, other than one initiated by Indemnitee. For purposes of the foregoing sentence, a "Proceeding" shall not be deemed to have been initiated by Indemnitee where Indemnitee seeks, pursuant to Article VIII of this Agreement, to enforce Indemnitee's rights under this Agreement.

                                   ARTICLE II

                                TERM OF AGREEMENT

      This Agreement shall continue until and terminate upon the later of: (i) ten (10) years after the date that Indemnitee shall have ceased to serve as a director, officer, employee, agent, trustee or fiduciary of the Company or of any other Enterprise; or (ii) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Article VIII of this Agreement relating thereto.

                                   ARTICLE III

                  SERVICES BY INDEMNITEE, NOTICE OF PROCEEDINGS

      3.01 SERVICES. Indemnitee agrees to serve or continue to serve as a Director or Officer of the Company for so long as he is duly elected or appointed. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law).

      3.02 NOTICE OF PROCEEDING. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder, but the omission so to notify the Company shall not relieve the Company from its obligations hereunder.

                                   ARTICLE IV

                                 INDEMNIFICATION

      4.01 IN GENERAL. To the fullest extent permitted by applicable law, in connection with any Proceeding, the Company shall indemnify, and advance Expenses, to Indemnitee as provided in this Agreement.

      4.02 PROCEEDINGS OTHER THAN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. Indemnitee shall be entitled to the rights of indemnification provided in this
Section 4.02 if, by reason of Indemnitee's Corporate Status, Indemnitee is, or is threatened to be made, a party to or is otherwise involved in any Proceeding, other than a Proceeding by or in the right of the Company. Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in Good Faith and such Indemnitee has not been adjudged during the course of such


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

Proceeding to have derived an Improper Personal Benefit from the transaction or occurrence forming the basis of such Proceeding.

      4.03 PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY.

      (a) Indemnitee shall be entitled to the rights of indemnification provided in this Section 4.03 if, by reason of Indemnitee's Corporate Status, Indemnitee is, or is threatened to be made, a party to or is otherwise involved in any Proceeding brought by or in the right of the Company to procure a judgment in its favor. Indemnitee shall be indemnified against Expenses, judgments, penalties, and amounts paid in settlement, actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such Proceeding if Indemnitee acted in Good Faith and such Indemnitee has not been adjudged during the course of such Proceeding to have derived an Improper Personal Benefit from the transaction or occurrence forming the basis of such Proceeding. Notwithstanding the foregoing, no such indemnification shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company if applicable law prohibits such indemnification; provided, however, that, if applicable law so permits, indemnification shall nevertheless be made by the Company in such event if and only to the extent that the Court which is considering the matter shall so determine.

      4.04 INDEMNIFICATION OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee's Corporate Status, a party to or is otherwise involved in and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified, to the maximum extent permitted by law, against all Expenses, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee, to the maximum extent permitted by law, against all Expenses, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with each successfully resolved claim, issue or matter. For purposes of this
Section 4.04 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

      4.05 INDEMNIFICATION FOR EXPENSES OF A WITNESS. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee's Corporate Status, a witness in any Proceeding, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith.

                                    ARTICLE V

                             ADVANCEMENT OF EXPENSES

      Notwithstanding any provision to the contrary in Article VI and to the fullest extent provided by applicable law, the Company (acting through the Chief Executive Officer) shall advance all reasonable Expenses which, by reason of Indemnitee's Corporate Status, were incurred by or on behalf of Indemnitee in connection with any Proceeding, within thirty (30) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advance and undertakings to repay pursuant to this Article V shall be unsecured and interest free. Advancement of Expenses pursuant to this Article


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

V shall not require approval of the Board of Directors or the stockholders of the Company, or of any other person or body. The Secretary of the Company shall promptly advise the Board in writing of the request for advancement of Expenses, of the amount and other details of the advance and of the undertaking to make repayment pursuant to this Article V.

                                   ARTICLE VI

                   PROCEDURES FOR DETERMINATION OF ENTITLEMENT
                    TO INDEMNIFICATION AND DEFENSE OF CLAIMS

      6.01 INITIAL REQUEST. To obtain indemnification under this Agreement (other than advancement of Expenses pursuant to Article V), Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonable necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall promptly advise the Board in writing that Indemnitee has requested indemnification.

      6.02 METHOD OF DETERMINATION. A determination (if required by applicable law in the specific case) with respect to Indemnitee's entitlement to indemnification shall be made (a) by the Board by a majority vote of a quorum consisting of Disinterested Directors, or (b) in the event that a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (c) by the holders of a majority of the votes of the outstanding stock at the time entitled to vote on matters other than the election or removal of directors, voting as a single class, including the stock of the Indemnitee.

      6.03 SELECTION, PAYMENT, DISCHARGE, OF INDEPENDENT COUNSEL. In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6.02 of this Agreement, the Independent Counsel shall be selected, paid, and discharged in the following manner:

            (a) The Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected.

            (b) Following the initial selection  described in clause (a) of this
            Section 6.03, Indemnitee may, within seven (7) days after such written notice of selection has been given, deliver to the Company a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section
            1.10 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as
            Independent Counsel. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit.

            (c) Either the Company or Indemnitee may petition a Court if the parties have been unable to agree on the selection of Independent Counsel within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 6.01 of this Agreement. Such petition may request a determination whether an objection to the party's selection is without merit and/or seek the appointment as Independent


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

            Counsel of a person selected by the Court or by such other person as the Court shall designate. A person so appointed shall act as Independent Counsel under Section 6.03 of this Agreement.

            (d) The Company shall pay any and all reasonable fees of Independent Counsel and expenses incurred by such Independent Counsel in connection with acting pursuant to this Agreement, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6.03, regardless of the manner in which such Independent Counsel was selected or appointed.

            (e) Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 8.02 of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

      6.04 COOPERATION. Indemnitee shall cooperate with the person, persons or entity making the determination with respect to Indemnitee's entitlement to indemnification under this Agreement, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

      6.05 DEFENSE OF CLAIM. With respect to any Proceeding to which Indemnitee shall have requested indemnification in accordance with Section 6.01:

            (a) The Company will be entitled to participate in the defense at its own expense.

            (b) Except as otherwise provided below, the Company jointly with any other indemnifying party will be entitled to assume the defense with counsel reasonably satisfactory to Indemnitee. After notice from the Company to the Indemnitee of its election to assume the defense of a suit, the Company will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense of the Proceeding other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ his own counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee shall have concluded reasonably that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such action and such conclusion is confirmed in writing by the Company's outside counsel regularly employed by it in connection with corporate matters or
            (iii) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The
            Company shall not be entitled to assume the defense of any Proceeding brought by or in the right of the Company or as to which the


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

            Indemnitee shall have made the conclusion provided for in (ii) above and such conclusion shall have been so confirmed by the Company's said outside counsel.

            (c) Notwithstanding any provision of this Agreement to the contrary, the Company shall not be liable to indemnify the Indemnitee under this Article of any amounts paid in settlement of any Proceeding or claim effected without its written consent. The Company shall not settle any Proceeding or claim in any manner which would impose any penalty, limitation or disqualification of the Indemnitee for any purpose without the Indemnitee's written consent. Neither the Company nor the Indemnitee will unreasonably withhold their consent to any proposed settlement.

      6.06 PAYMENT. If it is determined that Indemnitee is entitled to indemnification not covered by defense of the claim afforded under Section 6.05 above, payment to Indemnitee shall be made within ten (10) days after such determination.

                                   ARTICLE VII

                 PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS

      7.01 BURDEN OF PROOF. In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 6.01 of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

      7.02 EFFECT OF OTHER PROCEEDINGS. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of guilty or of NOLO CONTENDERE or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in Good Faith.

      7.03 RELIANCE AS SAFE HARBOR. For purposes of any determination of Good Faith, Indemnitee shall be deemed to have acted in Good Faith if Indemnitee's action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the Officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. The provisions of this Section 7.03 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

      7.04 ACTIONS OF OTHERS. The knowledge and/or actions, or failure to act, of any director, Officer, employee, agent, trustee or fiduciary of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

                                  ARTICLE VIII

                             REMEDIES OF INDEMNITEE

      8.01 APPLICATION. This Article VIII shall apply in the event of a Dispute. For purposes of this Article, "Dispute", shall mean any of the following events:


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

            (a) a determination is made pursuant to Article VI of this Agreement that Indemnitee is not entitled to indemnification under this Agreement;

            (b) advancement of Expenses is not timely made pursuant to Article V of this Agreement;

            (c) the  determination of entitlement to be made pursuant to Section
            6.02 of this Agreement has not been made within sixty (60) days after receipt by the Company of the request for indemnification;

            (d) payment of indemnification is not made pursuant to Section 4.05 of this Agreement within ten (10) days after receipt by the Company of a written request therefor; or

            (e) notice of election by the Company to assume defense of a claim as provided for in Section 6.05 or payment of indemnification, as the case may be, is not given or made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Article VI of this Agreement.

      8.02 ADJUDICATION. In the event of a Dispute, Indemnitee shall be entitled to an adjudication in an appropriate Court of Indemnitee's entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at Indemnitee's option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this
Section 8.02. The Company shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

      8.03 DE NOVO REVIEW. In the event that a determination shall have been made pursuant to Article VI of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Article VIII shall be conducted in all respects as a DE NOVO trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any such proceeding or arbitration, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

      8.04 COMPANY BOUND. If a determination shall have been made or deemed to have been made pursuant to Article VI of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration absent (i) a misstatement by Indemnitee of a material fact, or any omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

      8.05 PROCEDURES VALID. The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Article VIII that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

      8.06 EXPENSES OF ADJUDICATION. In the event that Indemnitee, pursuant to this Article VIII, seeks a judicial adjudication of or an award in arbitration to enforce Indemnitee's rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to


                                      -- 8
recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in Section 1.07 of this Agreement) actually and reasonably incurred by Indemnitee in such adjudication or arbitration, but only if Indemnitee prevails therein. If it shall be determined in such adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the expenses incurred by Indemnitee in connection with such adjudication or arbitration shall be appropriately prorated.

                                   ARTICLE IX

                     NON-EXCLUSIVITY, INSURANCE, SUBROGATION

      9.01 NON-EXCLUSIVITY. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the By-Laws, any agreement, a vote of shareholders or a resolution of directors, or otherwise. No amendment, alteration, rescission or replacement of this Agreement or any provision hereof shall be effective as to Indemnitee with respect to any action taken or omitted by such Indemnitee in Indemnitee's Corporate Status prior to such amendment, alteration, rescission or replacement.

      9.02 INSURANCE. The Company may maintain an insurance policy or policies against liability arising out of this Agreement or otherwise.

      9.03 SUBROGATION. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

      9.04 NO DUPLICATIVE PAYMENT. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

                                    ARTICLE X

                               FOUNDERS AGREEMENT

      10.1 FOUNDERS FUNDAMENTAL TRANSACTION PAYMENT. As a condition to the founders entering into this Agreement, the Reorganization, Acquisitions, and Financings (each as defined in that certain private placement memorandum dated October 23, 2006), if a Fundamental Transaction occurs (that has not been approved by the Board of Directors of the Company) at any time on or prior to the end of Year 5, and, in connection therewith, the purchase price per share of Common Stock offered to the holders of the Common Stock (the "Sale Price Per Share") equals or exceeds Ten United States Dollars (US$10) per share (the "Initial Share Price"), then the Company shall pay to the Founder, promptly following the occurrence of the Fundamental Transaction, an amount in immediately available funds equal to the product of the amount by which the Sale Price Per Share of the Common Stock in the Fundamental Transaction exceeds the Initial Share Price multiplied by the number of issued and outstanding shares of Common Stock owned by the Founder, or the Founder's wholly-owned limited liability company, that were received as merger consideration as of the date hereof as set forth in Schedule A hereto (the "Shares"). For purposes of calculating the Founders Fundamental Transaction Payment, the Sale Price Per Share of the Common Stock shall be capped at Thirty United Sates Dollars (US$30). The Company or its successor shall pay the Founder the amount herein no later than ten (10) days after the closing of the Fundamental


                                      -- 9

Transaction. For purposes of this Section 10.1, "Fundamental Transaction" means that the Company shall, directly or indirectly, in one or more related transactions effected after the Effective Date consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person; sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person; be the subject of a purchase, tender or exchange offer by another Person that is accepted by the holders of more than 50% of the outstanding shares of voting stock of the Company; consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme or arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of common stock of the Company; or reclassify or change the outstanding shares of common stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination). In addition, a "Fundamental Transaction" shall occur if, after the Effective Date, any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding common stock of the Company. This founder's payment is not conditioned on employment in the Company.

                                   ARTICLE XI

                               DIRECTORS AGREEMENT

      11.01 APPOINTMENT. The stockholders of the Company and the Company as sole stockholder of MLI, hereby appoints Mr. McQuiston as a director of each of the Company and MLI, and as a member of the acquisitions committee, with the full power and authority to act on behalf of such board of directors, to the extent permitted by law. Mr. McQuiston is appointed the Secretary of the Company, MLI, AMR Investments, Inc., Summit International Logistics, Inc., TUG USA, Inc., AmeRussia Shipping Inc., and SeaMaster Logistics, Inc.

      11.02 TERM. This Agreement shall commence as of the date hereof, and shall continue in effect thereafter until terminated by either party.

      11.03 COMPENSATION. As compensation for Mr. McQuiston's services hereunder, the Company shall pay Mr. McQuiston at the usual and customarily fees and rates of such other directors that provide services to the Company. The Company shall reimburse Mr. McQuiston for all out-of-pocket expenses incurred in discharging his responsibilities as a director and committee member, and under this Agreement. On or about the date hereof, or as soon as administratively practicable thereafter, Director shall receive grants under the Equity Incentive Plan as follows:

      (i) NON-QUALIFIED STOCK OPTIONS. A grant of a Nonqualified Stock Option, as defined in the Equity Incentive Plan, in respect of 136,000 shares of Common Stock, pursuant to an option grant agreement annexed as Exhibit B hereto, in consideration for his services on the acquisition committee.

      (ii) STOCK APPRECIATION RIGHTS. A grant of 102,000 Stock Appreciation Rights, as defined in the Equity Incentive Plan, each in respect of one share of Common Stock, pursuant to a Stock Appreciation Rights grant agreement annexed as Exhibit C hereto. The parties intend that such grant cover the approximate combined federal and state


                                     -- 10
      income tax liability associated with both (i) the number of shares of Common Stock with respect to which the Nonqualified Stock Option is exercised and (ii) the number of shares of Common Stock underlying the exercise of the Stock Appreciation Rights used to pay for the tax liability under clause (i).

All such grants and/or awards shall conform to the terms and conditions of the Equity Incentive Plan and the annexed grant agreements between the Director and the Company. In its discretion, the Committee or Compensation Committee, as defined in the Equity Incentive Plan, may make additional awards to the Director from time to time. If the Equity Incentive Plan is terminated for any reason whatsoever, whether by the Company or any other Person, the Director shall be entitled to the benefits due to him under Exhibits B and C, respectively, hereto, notwithstanding the termination of such Plan. For purposes of the immediately preceding sentence, the termination of the Equity Incentive Plan shall result in all unvested Nonqualified Stock Options and Stock Appreciation rights granted to the Director under Exhibits B and C, respectively, to be fully vested and exercisable.

      11.04 D&O INSURANCE. During the entirety of Term, the Company shall cause Mr. McQuiston to be covered by and named as an insured or as a member of a class of insured under any policy or contract of insurance obtained by it to insure its directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Company or service in other capacities at its request ("D&O Insurance Coverage"). The D&O Insurance Coverage provided to Mr. McQuiston shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers or directors of the Company and shall continue for six (6) years and for so long as Mr. McQuiston shall be subject to personal liability relating to such service. Attached hereto as EXHIBIT D is a true and accurate copy of the D&O Insurance Coverage.

      11.05 EPLI INSURANCE. During the entirety of the Term, the Company shall cause Mr. McQuiston to be covered by and named as an insured or as a member of a class of insured under any policy or contract of insurance obtained by it to insure its directors and officers against personal liability for acts or omissions in connection with service as a director or officer of the Company, where such personal liability could arise under or in connection with, or be attributable to, the Company's employment practices and procedures ("EPLI Insurance Coverage"). The EPLI Insurance Coverage provided to Mr. McQuiston shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers or directors of the Company and shall continue for so long as Mr. McQuiston shall be subject to personal liability relating to such service.

      11.06 BROWN RUDNICK BERLACK ISRAELS LLP. The parties acknowledge that Director is serving on the board as an individual and not as a partner of Brown Rudnick Berlack Israels LLP. Director, as of the date hereof, does not and will no longer provide legal representation to the Company. The Company confirms that it has been advised of the danger that the attorney-client privilege may not cover some communications, such as business advice. Specifically, N.Y. Op. 589
(1988) requires that a lawyer serving on the board of a client advise the client of the danger that the privilege may not cover some communications. The Company acknowledges and consents to Brown Rudnick Berlack Israels LLP and Director representing competitors in the Company's industry, or clients who deal with those competitors. Director will not perform legal


                                     -- 11
work for the Company, be involved in the billing of the Company or supervise others doing so. Director will recuse himself from Company or board deliberations concerning the selection of outside counsel and payment of fees to Brown Rudnick Berlack Israels LLP, litigation being handled by Brown Rudnick Berlack Israels LLP, disputes/matters dealing with other clients of Brown Rudnick Berlack Israels LLP in connection with the Company. The attorney-client privilege does not extend to actions Director takes as a board member. If Director is asked to give legal advice during the board meeting, he should not give it, but seek the opinion of someone who does provide legal representation to the Company. Mr. McQuiston's Founder shares are less than 1% of the Company on a fully diluted basis. Brown Rudnick Berlack Israels LLP has agreed that Mr. McQuiston may purchase $25,000 of Common Stock pursuant to the private placement memorandum dated October 23, 2006.

                                   ARTICLE XII

                               GENERAL PROVISIONS

      12.01  SUCCESSORS AND ASSIGNS.  This  Agreement  shall be binding upon the
Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee's legal representatives, heirs, executors and administrators.

      12.02 SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

            (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

            (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

      12.03 NO ADEQUATE REMEDY. The parties declare that it is impossible to measure in money the damages which will accrue to either party by reason of a failure to perform any of the obligations under this Agreement. Therefore, if either party shall institute any action or proceeding to enforce the provisions hereof, such party against whom such action or proceeding is brought hereby waives the claim or defense that the other party has an adequate remedy at law, and such party shall not urge in any such action or proceeding the claim or defense that the other party has an adequate remedy at law.

      12.04 HEADINGS. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

      12.05 MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any


                                     -- 12
other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

      12.06 INTEGRATION. This Agreement, unless otherwise provided herein, shall form the entire agreement between the parties and shall supersede all prior agreements, oral discussions, promises and representations, whether in writing or otherwise.

      12.07 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (ii) sent by prepaid commercial overnight courier, or (iii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

      If to Indemnitee/Founder, to:  As shown with Indemnitee's Signature below.

      If to the Company, to:         Summit Global Logistics, Inc.
                                     547 Boulevard
                                     Kenilworth, New Jersey 07033
                                     Attention: President

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

      12.08 GOVERNING LAW. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without application of the conflict of laws principles thereof.

      12.09 REPRESENTATIONS AND WARRANTIES. In order to induce Indemnitee to enter into this Agreement, the Company represents and warrants to Indemnitee that as of the date of this Agreement:

            (a) The Company has full power, authority and legal right to execute, deliver and perform its obligations under this Agreement;

            (b) The Company has taken all necessary actions to authorize the execution, delivery and performance of this Agreement;

            (c) This Agreement has been duly executed and delivered on behalf of the Company;

            (d) This Agreement constitutes the legal, valid, and binding obligation of the Company; and

            (e) The Company has authorized, to the fullest extent possible under existing applicable law, the indemnification provisions herein in favor of Indemnitee including, without limitation, by appropriate vote, as required by applicable law or charters and by-laws, of the shareholders and directors of the Company, and by inclusion in each of the its charter and/or by-laws, the appropriate provisions.


                                     -- 13

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                                 SUMMIT GLOBAL LOGISTICS, INC.


                                                 By: ___________________________
                                                 Name:__________________________
                                                 Title:


                                                 INDEMNITEE

                                                 _______________________________
                                                 Raymer McQuiston
                                                 35 William Penn Road
                                                 Warren, NJ 07059


                                     -- 14

                                   SCHEDULE A

                                     229,658

                                    EXHIBIT A

                          SUMMIT GLOBAL LOGISTICS, INC.
                           2006 EQUITY INCENTIVE PLAN

1. PURPOSE AND ELIGIBILITY. The purpose of this 2006 Equity Incentive Plan (the "Plan") of Summit Global Logistics, Inc., a Delaware corporation (the "COMPANY") is to provide stock options, stock issuances and other equity interests in the Company (each, an "AWARD") to (a) Employees, officers, Directors, consultants, independent contractors, and advisors of the Company or any Parent or Subsidiary thereof, and (b) any other Person who is determined by the Committee of the Board of Directors of the Company (the "BOARD") to have made (or is expected to make) contributions to the Company or any Parent or Subsidiary thereof. Any person to whom an Award has been granted under the Plan is called a "PARTICIPANT." Additional definitions are contained in Section 2 and certain other Sections of the Plan.

2. CERTAIN DEFINITIONS.

      a. "AFFILIATE" shall mean

            i. any Person which directly or indirectly beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) securities or other equity interests possessing more than 50% of the aggregate voting power in the election of directors (or similar governing body) represented by all outstanding securities of the Company; or

            ii. any Person with respect to which the Company beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) securities or other equity interests possessing more than 50% of the aggregate voting power in the election of directors (or similar governing body) represented by, or more than 5% of the aggregate value of, all outstanding securities or other equity interests of such Person.

      b. "BASE SALARY" shall mean a Participant's "Base Salary" as such term is defined in the Employment Agreement.

      c. "BUSINESS ENTITY" shall mean (i) the Company or (ii) any Parent or Subsidiary thereof.

      d. "BUSINESS ENTITY LOCATION" means a Business Entity office consisting of one or more buildings within 25 miles of each other.

      e. "CAUSE" shall mean, "Cause," as defined in the Participant's Employment Agreement or Director's Agreement, and in the absence of such definition, Cause shall mean, as determined by the Committee in its sole discretion, the Participant's

            i. material act of dishonesty with respect to the Business Entity that employs the Participant;

            ii. conviction for a felony, gross misconduct that is likely to have a material adverse effect on the business and affairs of the Business Entity that employs the Participant; or

            iii. other misconduct, such as excessive absenteeism or failure to comply with the rules of the Business Entity that employs the Participant.

      f. "CHANGE IN CONTROL" shall mean the occurrence of the first step, including, but not limited to, commencement of negotiations, in a process that results in any one of the following events:

            i. the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (the "Act") of beneficial ownership (within the meaning of Rule 13d-3 of the Act) of 20% or more of the (A) then outstanding voting stock of the Company; or (B) the combined voting power of the then outstanding securities of the Company entitled to vote;

            ii. an ownership change in which the shareholders of the Company before such ownership change do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such transaction, or in which the Company is not the surviving company;

            iii. the direct or indirect sale or exchange by the beneficial owners (directly or indirectly) of the Company of all or substantially all of the stock of the Company;

            iv. a majority of the directors comprising the entire Board as of the Effective Date changes during any 12-month period (other than a Qualified Successor);

            v. a reorganization, merger, or consolidation in which the Company is a party;

            vi. the sale, exchange, or transfer of all or substantially all of the assets of the Company;

            vii.  the bankruptcy, liquidation or dissolution of the Company; or

            viii. any  transaction  including  the  Company in which the Company acquires an ownership interest of any percentage in, enters into a joint venture, partnership, alliance or similar arrangement with, or becomes owned in any percentage by, any other entity that is engaged in a business similar to the business engaged in by the Company and that has operations in North America immediately before such transaction or within one year thereafter.

      g. "CODE" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

      h. "COMMITTEE" shall mean the Compensation Committee of the Board or such other committee designated by the Board that satisfies any then applicable requirements of the New York Stock Exchange, Nasdaq, or such other principal national stock exchange on which the Common Stock is then traded, and which consists of two or more members of the Board, each of whom shall be an outside director within the meaning of Section 162(m) of the Code. Notwithstanding the foregoing, in the case of any Award granted to any Participant who is a "covered employee" within the meaning of Section 162(m), the Committee shall consist of two or more members of the Board who are "outside directors" within the meaning of such Section.

      i. "COMMON STOCK" shall mean the common stock of the Company, par value of $.001 per share.

      j. "COMPANY" shall mean Summit Global Logistics, Inc., and any successor thereto, and, for purposes of Awards other than Incentive Stock Options, shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Committee in its sole discretion.

      k. "CONTROL" (including the terms "Controlled by" and "under common Control with") shall mean the possession, directly or indirectly, or as a trustee or executor, of the power to direct or cause the direction of the management of a Person, whether through the ownership of stock, as a trustee or executor, by contract or credit agreement or otherwise.

      l. "DESIGNATED BENEFICIARY" shall mean the beneficiary designated by a Participant, in accordance with Section 15h hereof, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

      m. "DETERMINATION PERIOD" shall mean, with respect to any Performance Period, a period commencing on or before the first day of the Performance Period and ending not later than the earlier of (i) 90 days after the commencement of the Performance Period and (ii) the date on which twenty-five percent (25%) of the Performance Period has been completed. Any action required to be taken within a Determination Period may be taken at a later date if permissible under
Section 162(m) of the Code or regulations promulgated thereunder, as they may be amended from time to time.

      n. "DIRECTOR" shall mean a member of the Board or the board of directors of a Parent or Subsidiary who is not an Employee.

      o. "DIRECTOR'S AGREEMENT" shall mean the Participant's agreement with the Company or any Parent or Subsidiary thereof to serve as a non-Employee director of such Business Entity.

      p. "DISABILITY" shall mean any physical or mental condition which renders the Participant incapable of performing his or her essential functions and duties as an Employee for a continuous period of at least 180 days, as determined in good faith by a physician appointed by the Business Entity that employs the Participant.

      q. "EFFECTIVE DATE" shall mean the date specified in Section 15c hereof.

      r. "EMPLOYEE" shall mean an employee of the Company or any Parent or Subsidiary thereof, but only if the employee is reported as such on the payroll records of such entity.

      s.  "EMPLOYMENT   AGREEMENT"  shall  mean  the  Participant's   employment
agreement with the Business Entity that employs him or her as in effect as of the Effective Date.

      t. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      u. "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

      v. "GOOD REASON" shall mean "Good Reason," as defined in the Participant's Employment Agreement or Director's Agreement, and in the absence of such definition, shall mean:

            i. without the Participant's prior written consent, any material diminution in the Participant's authority, duties or responsibilities, including those pertaining to his or her status as a director, if applicable, provided, however, that prior to any termination pursuant to this Section 2ui., the applicable Business Entity must be given notice by the Participant of his/her objection to such material diminution and no less than 20 days to cure the same;

            ii. any failure by the Business Entity to pay the Participant any portion of the Base Salary to which the Participant is entitled under Section 2b or any payments to which the Participant is entitled under his or her employment agreement, if applicable, provided, however, that prior to any termination on account of the non-payment of Base Salary, the Business Entity must be given no less than 30 days to cure the same;

            iii. without the Participant's prior written consent, the relocation of the principal place of the Participant's employment to a location more than 30 miles from the Business Entity Location where the individual was working immediately prior to the relocation; or

            iv. a material breach by the Company of any of the material provisions of this Plan, provided, however, that prior to any termination pursuant to this Section 2uiv., the applicable Business Entity must be given notice by the Participant of such acts or omissions and no less than 20 days to cure the same.

      w. "PARENT" shall mean, in the case of an Incentive Stock Option, a "parent corporation," within the meaning of Section 424(e) of the Code, with respect to the Company, and in all other instances, an entity, directly or indirectly, in Control of the Company.

      x. "PERFORMANCE PERIOD" shall mean a one (1), two (2), three (3), four (4) or five (5) fiscal or calendar year or other 12 consecutive month period for which performance goals are established pursuant to Article IV.

      y. "PERSON" shall mean a person within the meaning of Section 3(a)(9) of the Exchange Act.

      z. "PLAN" shall mean the Summit Global Logistics, Inc., 2006 Equity Incentive Plan, as set forth herein, as it may be amended from time to time.

      aa. "QUALIFIED SUCCESSOR" shall mean have the meaning ascribed thereto in the Employment Agreement or Director's Agreement, as applicable. If such terms does not appear in the Employment Agreement or Director's Agreement, all Plan provisions in respect of a Qualified Successor shall be null and void with respect to the affected Participant.

      bb. "RETIREMENT" shall mean the voluntary termination of the Participant at any time on or after attaining age 65.

      cc. "SUBSIDIARY" shall mean, in the case of an Incentive Stock Option, a "subsidiary corporation," within the meaning of Section 424(f) of the Code, with respect to the Company, and in all other instances, an entity, directly or indirectly, Controlled by the Company.

      dd. "VESTING PERIOD" shall mean a continuous period of time pursuant to which an Award is partially or fully forfeitable to the Company.

3. ADMINISTRATION.

      a. GENERAL. The Plan shall be administered by the Committee. The Committee, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award.

      b. POWERS AND RESPONSIBILITIES. Subject to the express limitations of the Plan, the Committee shall have the following discretionary powers, rights and responsibilities, in addition to those described in Section 3a.:

            i.    to  construe  and  determine  the   respective   Stock  Option
                  Agreements, other Agreements, Awards and the Plan;

            ii. to prescribe, amend and rescind rules and regulations relating to the Plan and any Awards;

            iii. to determine the extent to which Award vesting schedules shall be accelerated or Award payments made to, or forfeited by, a Participant in the event of (A) the Participant's termination of employment with the Company or any Parent or Subsidiary thereof due to Disability, Retirement, death, Good Reason, Cause or other reason, or (B) a Change in Control of the Company;

            iv. to determine the terms and provisions of the respective Stock Option Agreements, other Agreements and Awards, which need not be identical;

            v.    to grant Awards to  Participants  based upon the attainment of
                  performance   goals   that   do  not   constitute   "objective
                  performance goals" within the meaning of Section 162(m);

            vi. to grant Awards that are Options or Stock Appreciation Rights based solely upon a Vesting Schedule; and

            vii. to make all other determinations in the judgment of the Committee necessary or desirable for the administration and interpretation of the Plan.

            The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Stock Option Agreement, other Agreement or Award in the manner and to the extent it shall deem expedient to carry the Plan, any Stock Option Agreement, other Agreement or Award into effect and it shall be the sole and final judge of such expediency. All decisions by the Committee shall be final and binding on all interested persons. Neither the Company nor any member of the Committee shall be liable for any action or determination relating to the Plan.

      c. DELEGATION OF POWER. The Committee may delegate some or all of its power and authority hereunder to the President and Chief Executive Officer of the Company or other executive officer of the Company or, with respect to a Subsidiary, the shareholders of such Subsidiary, as the Committee deems appropriate. Notwithstanding the foregoing, with respect to any person who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the applicable Performance Period, only the Committee shall be permitted to (i) designate such person to participate in the Plan for such Performance Period,
(ii) establish performance goals and Awards for such person, and (iii) certify the achievement of such performance goals. For purposes of the immediately preceding sentence, "Committee" shall mean two or more members of the Board who are "outside directors" within the meaning of Section 162(m) of the Code. No member of the Committee may make any decisions under this Plan whatsoever in respect of an Award to be granted to such member.

4. PERFORMANCE GOALS AND OTHER CRITERIA.

      a. ROLE OF COMMITTEE. The Committee shall establish within the Determination Period of each Performance Period (i) one or more objective performance goals for each Participant or for any group of Participants (or both), provided that the outcome of each goal is substantially uncertain at the time the Committee establishes such goal and/or (ii) other criteria, including, but not limited to, performance criteria that do not satisfy the requirements of Treasury Regulation Section 1.162-27(e)(2) or time vesting criteria, the satisfaction of which is required for the payment of an Award. Notwithstanding any provision of this

Plan to the contrary, Awards that are Options or Stock Appreciation Rights may be granted solely on the basis of a Vesting Schedule, and without regard to performance or any other criteria.

      b. PERFORMANCE FACTORS. Performance goals shall be based exclusively on one or more of the following objective Company (including any division or operating unit thereof) or individual measures, stated in either absolute terms or relative terms, such as rates of growth or improvement, the attainment by a share of Common Stock of a specified fair market value for a specified period of time, earnings per share, earnings per share excluding non-recurring, special or extraordinary items, return to stockholders (including dividends), return on capital, return on total capital deployed, return on assets, return on equity, earnings of the Company before or after taxes and/or interest, revenues, revenue increase, new business development or acquisition, repeat purchase rate, recurring revenue, recurring revenue increase, market share, cash flow or cost reduction goals, cash flow provided by operations, net cash flow, short-term or long-term cash flow return on investment, interest expense after taxes, return on investment, return on investment capital, economic value created, operating margin, gross profit margin, net profit margin, pre-tax income margin, net income margin, net income before or after taxes, pretax earnings before interest, depreciation and amortization, pre-tax operating earnings after interest expense and before incentives, and/or extraordinary or special items, operating earnings, net cash provided by operations, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, productivity, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing.

      c. PARTICIPANTS WHO ARE COVERED EMPLOYEES. With respect to Participants who are "covered employees" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, are likely to be covered employees at any time during the applicable Performance Period, an Award other than an Option or a Stock Appreciation Right may be based only on performance factors that are compliant with the requirements of Treasury Regulation Section 1.162-27(e)(2). For this purpose, the factors listed in Section 4.1b shall be deemed to be compliant with the requirements of such Treasury Regulation.

      d. PARTICIPANTS WHO ARE NOT COVERED EMPLOYEES. Notwithstanding any provision of this Plan to the contrary, with respect to Participants who are not "covered employees" within the meaning of Section 162(m) of the Code and who, in the Committee's judgment, are not likely to be covered employees at any time during the applicable Performance Period, the performance goals established for the Performance Period may consist of any objective Company (including any division or operating unit thereof) or individual measures, whether or not listed in (b) above or whether or not compliant with the requirements of Treasury Regulation Section 1.162-27(e)(2), and the Committee may grant Awards without regard to the need for satisfaction of any performance goals whatsoever and/or without reference to any particular Performance Period. Without in any way limiting the generality of the foregoing, such performance goals may include subjective goals, the satisfaction of which shall be determined by the Committee, in its sole and absolute discretion, and the Committee may grant Awards subject only to the requirement of satisfying the applicable Vesting Period. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time within the Determination Period.

      e. APPLICABILITY OF SECTION RULE 16B-3. Notwithstanding anything to the contrary in the foregoing if, or at such time as, the Common Stock is or becomes registered under Section 12 of the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or any successor statute, the Plan shall be administered in a manner consistent with Rule 16b-3 promulgated thereunder, as it may be amended from time to time, or any successor rules ("RULE 16B-3"), such that all subsequent grants of Awards hereunder to Reporting Persons, as hereinafter defined, shall be exempt under such rule. Those provisions of the Plan which make express reference to Rule 16b-3 or which are required in order for certain option transactions to qualify for exemption under Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16 (a) of the Exchange Act (a "REPORTING PERSON").

5. STOCK AVAILABLE FOR AWARDS.

      a. NUMBER OF SHARES. Subject to adjustment under Section 5c, the aggregate number of shares of Common Stock of the Company that may be issued pursuant to the Plan is the Available Shares (as defined on the last page). If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If an Award granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such Award shall again be available for subsequent Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

      b. PER-PARTICIPANT LIMIT. Subject to adjustment under SECTION 5C, no Participant may be granted Awards during any one fiscal year to purchase more than 250,000 shares of Common Stock.

      c. ADJUSTMENT TO COMMON STOCK. Subject to Section 13, in the event of any stock split, reverse stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or similar event, (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit and (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option and Stock Appreciation Right shall be adjusted by the Company (or substituted Awards may be made if applicable) to the extent the Committee shall determine, in good faith, that such an adjustment (or substitution) is appropriate.

6. STOCK OPTION AWARDS.

      a. GENERAL. The Committee may grant options to purchase Common Stock (each, an "OPTION") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the shares of Common Stock issued upon the exercise of each Option, including, but not limited to, vesting provisions and restrictions relating to applicable federal or state securities laws. Each Option will be evidenced by a Stock Option Agreement, consisting of a Notice of Stock Option Award and a Stock Option Award Agreement (collectively, a "STOCK OPTION AGREEMENT").

      b. INCENTIVE STOCK OPTIONS. An Option that the Committee intends to be an incentive stock option (an "INCENTIVE STOCK OPTION") as defined in Section 422 of the Code, as amended, or any successor statute ("SECTION 422"), shall be granted only to an Employee and shall be subject to and shall be construed consistently with the requirements of Section 422 and regulations thereunder. The Committee, the Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a "NONSTATUTORY STOCK OPTION" or "NONQUALIFIED STOCK OPTION."

      c. DOLLAR LIMITATION. For so long as the Code shall so provide, Options granted to any Employee under the Plan (and any other incentive stock option plans of the Company) which are intended to qualify as Incentive Stock Options shall not qualify as Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (as defined below and determined as of the respective date or dates of grant) of more than $100,000. The amount of Incentive Stock Options which exceed such $100,000 limitation shall be deemed to be Nonqualified Stock Options. For the purpose of this limitation, unless otherwise required by the Code or regulations of the Internal Revenue Service or determined by the Committee, Options shall be taken into account in the order granted, and the Committee may designate that portion of any Incentive Stock Option that shall be treated as Nonqualified Option in the event that the provisions of this paragraph apply to a portion of any Option. The designation described in the preceding sentence may be made at such time as the Committee considers appropriate, including after the issuance of the Option or at the time of its exercise.

      d. EXERCISE PRICE. The Committee shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify the exercise price in the applicable Stock Option Agreement; provided, however, in no event may the per share exercise price be less than the Fair Market Value (as defined below) of the Common Stock on the date of grant; and provided, further, however, that, except as may be required under SECTION 5C, the Committee may not reduce, directly or indirectly, at any time following the grant of the Option, the exercise price per share of Common Stock underlying the Option to a level below the Fair Market Value per share of Common Stock on the date of grant. In the case of an Incentive Stock Option granted to a Participant who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, then the exercise price shall be no less than 110% of the Fair Market Value of the Common Stock on the date of grant. In the case of a grant of an Incentive Stock Option to any other Participant, the exercise price shall be no less than 100% of the Fair Market Value of the Common Stock on the date of grant.

      e. TERM OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Stock Option Agreement; provided, that the term of any Incentive Stock Option may not be more than ten (10) years from the date of grant. In the case of an Incentive Stock Option granted to a Participant who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be no longer than five (5) years from the date of grant. The term of any Nonqualified Stock Option may not be more than ten (10) years from the date of grant.

      f. EXERCISE OF OPTION. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 6g and the Stock Option Agreement for the number of shares for which the Option is exercised.

      g. PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option shall be paid for by delivery of an irrevocable and unconditional undertaking by a creditworthy broker (selected by the Participant and otherwise without the financial involvement of the Company) to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price (each, a "CASHLESS EXERCISE"). Settlement of an Option shall be made solely in cash.

      h. ACCELERATION, EXTENSION, ETC. The Committee may, in its sole discretion, and in all instances subject to any relevant tax and accounting considerations which may adversely impact or impair the Company, (i) accelerate the date or dates on which all or any particular Options or Awards granted under the Plan may be exercised, or (ii) extend the dates during which all or any particular Options or Awards granted under the Plan may be exercised or vest.

      i. DETERMINATION OF FAIR MARKET VALUE. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded under the Exchange Act, "FAIR MARKET VALUE" shall mean (i) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq Small Cap Market of The Nasdaq Stock Market, its Fair Market Value shall be the last reported sales price for such stock (on that date) or the closing bid, if no sales were reported as quoted on such exchange or system as reported in The Wall Street Journal or such other source as the Committee deems reliable; or (ii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on a national market system. In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee after taking into consideration all factors which it deems appropriate.

7. RESTRICTED COMPENSATION SHARE AWARDS.

      a. GRANTS. The Committee may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) restrictions on transfer as set forth in the applicable Award instrument and (ii) forfeiture unless and until all specified employment, vesting and/or performance conditions, as set forth in the applicable Award instrument, are met (such shares of Common Stock, "RESTRICTED COMPENSATION SHARES," and each such Award, a "RESTRICTED COMPENSATION SHARE AWARD").

      b. TERMS AND CONDITIONS. The Committee shall determine the terms and conditions of any such Restricted Compensation Share Award. Any stock certificates issued in respect of a Restricted Compensation Share Award shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). Restricted Compensation Share Awards shall be issued for no cash consideration or such minimum consideration as may be required by law. After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the Designated Beneficiary.

8. RESTRICTED COMPENSATION SHARE UNIT AWARDS.

      a. GRANT. The Committee may grant Awards entitling recipients to the right to acquire, at some time in the future, Restricted Compensation Shares, subject to such other conditions as the Committee may prescribe in the applicable Award Agreement (each such Award, a "RESTRICTED COMPENSATION SHARE UNIT AWARD"). Restricted Compensation Share Unit Awards are subject to forfeiture unless and until all specified Award conditions are met, as determined by the Committee and set forth in the particular Agreements applicable to such Awards.

      b. TERMS AND CONDITIONS. The Committee shall determine the terms and conditions of any such Restricted Compensation Share Unit Award. No stock certificates shall be issued in respect of a Restricted Compensation Share Unit Award at the time of grant. However, upon exercise, the Company (or the Company's counsel as its designee) shall deliver stock certificates to the Participant or, if the Participant has died, to the Designated Beneficiary.

9. STOCK APPRECIATION RIGHT AWARDS.

      a. GRANT. The Committee may grant Awards entitling recipients to the right to acquire, at some time in the future, upon exercise, one or more shares of Common Stock, in an amount equal to the product of (i) the excess of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the exercise price per share set forth in the applicable Award Agreement and
(ii) the number of shares of Common Stock with respect to which the right is exercised, subject to such other conditions as the Committee may prescribe in the applicable Award Agreement (each, a "STOCK APPRECIATION RIGHT AWARD"). Stock Appreciation Right Awards are subject to forfeiture unless and until all specified Award conditions are met, as determined by the Committee and set forth in the particular Agreements applicable to such Awards.

      b. TERMS. The Committee shall determine the terms and conditions of any such Stock Appreciation Right Award. A Stock Appreciation Right Award may be issued either in tandem with, or by reference to, an Option (each such Award, a "TANDEM SAR") or not so issued (each such Award, a "FREE-STANDING SAR"). It is the intention of the Committee that the exercise of Tandem SARs assist the recipient of an Option with the ability to pay applicable taxes with respect to the exercise of an Option and the SARs themselves. The exercise price of a Tandem SAR shall be the exercise price per share of the related Option. The exercise price of a Free-Standing SAR shall be determined by the Committee in its sole discretion; provided, however, that exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant; and provided, further, however, that, except as may be required under SECTION 5C, the Committee may not reduce, at any time following the grant of the Free-Standing SAR, the exercise price per share of Common Stock underlying such Free-Standing SAR to a level below the Fair Market Value per share of Common Stock on the date of grant. No stock certificates shall be issued in respect of a Stock Appreciation Right Award, and such Award shall be reflected merely in book entry form on the Company's books and records. A Stock Appreciation Right Award may be settled only in cash.

10. PERFORMANCE SHARE AWARDS

      a. GRANTS. The Committee may grant Awards entitling recipients to acquire shares of Common Stock upon the attainment of specified performance goals within a specified Performance Period, which shares may or may not be Restricted Compensation Shares, subject to such other conditions as the Committee may prescribe in the applicable Award (each such share of Common Stock, a "PERFORMANCE SHARE," and each such Award, a "PERFORMANCE SHARE AWARD"). Performance Share Awards are subject to forfeiture unless and until all specified Award conditions are met, as determined by the Committee and set forth in the particular Agreements applicable to such Awards.

      b. TERMS AND  CONDITIONS.  The  Committee  shall  determine  the terms and conditions of any such Performance Share Award. Unless otherwise determined by the Committee, the payment value of the Performance Share Awards shall be based upon the Fair Market Value of the Common Stock underlying such Award on the date the Performance Shares are earned or on the date the Committee determines that the Performance Shares have been earned. The Committee shall establish performance goals for each Performance Period for the purpose of determining the extent to which Performance Shares awarded for such cycle are earned. As soon as administratively practicable after the end of a performance cycle, the Committee shall determine the number of Performance Shares which have been earned in relation to the established performance goals. No stock certificates shall be issued in respect of a Performance Share Award at the time of grant unless the Performance Shares are Restricted Compensation Shares, in which case the rules of Section 9b with respect to the issuance of certificates shall apply. However, upon the lapse of all applicable restrictions, the Company (or the Company's counsel as its designee) shall deliver stock certificates to the Participant or, if the Participant has died, to the Designated Beneficiary.

11. AWARD SHARES

      a. GRANTS. The Committee may grant Awards entitling recipients to acquire shares of Common Stock, subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment needs, if any, as the Committee shall determine in the applicable Award Agreement (each such Award, an "AWARD SHARE.") Award Shares are subject to forfeiture unless and until all specified Award conditions are met, as determined by the Committee and set forth in the particular Agreements applicable to such Awards.

      b. TERMS AND CONDITIONS. The Committee shall determine the terms and conditions of any such Award Share. Award Shares shall be issued for no cash consideration or such minimum consideration as may be required by law. When paid, the Company (or the Company's counsel as its designee) shall deliver stock certificates for the Award Shares to the Participant or, if the Participant has died, to the Designated Beneficiary.

12. OTHER STOCK-BASED AWARDS. The Committee shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, the grant of securities convertible into Common Stock and the grant of phantom stock awards or stock units.

13. GENERAL PROVISIONS APPLICABLE TO AWARDS.

      a. TRANSFERABILITY OF AWARDS. Except as the Committee may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, except as the Committee may otherwise determine or provide in an Award, that Nonstatutory Options and Restricted Compensation Share Awards may be transferred pursuant to a qualified domestic relations order (as defined in ERISA) or to a grantor-retained annuity trust or a similar estate-planning vehicle in which the trust is bound by all provisions of the Stock Option Agreement and Restricted Compensation Share Award, which are applicable to the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

      b. DOCUMENTATION. Each Award under the Plan shall be evidenced by a written instrument (each, an "AGREEMENT") in such form as the Committee shall determine or as executed by an officer of the Company pursuant to authority delegated by the Committee or Board. Each Award Agreement may contain terms and conditions in addition to those set forth in the Plan, provided that such terms and conditions do not contravene the provisions of the Plan or applicable law.

      c. COMMITTEE DISCRETION. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly.

      d. ADDITIONAL AWARD PROVISIONS. The Committee may, in its sole discretion, include additional provisions in any Stock Option Agreement, Restricted
Compensation Share Award or other Award granted under the Plan, including without limitation restrictions on transfer, commitments to pay cash bonuses, to make, arrange for or guaranty loans (subject to compliance with SECTION 13M) or to transfer other property to Participants upon exercise of Awards, or transfer other property to Participants upon exercise of Awards, or such other provisions as shall be determined by the Committee; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan or applicable law.

      e. TERMINATION OF STATUS. The Committee shall determine the effect on an Award of the Disability, death, Retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to Incentive Stock Options. Such determination shall be reflected in the applicable Award Agreement.

      f. CHANGE IN CONTROL OF THE COMPANY.

            i. Unless otherwise expressly provided in the applicable Agreement, in connection with the occurrence of a Change in Control, the Committee shall, in its sole discretion as to any outstanding Award (including any portion thereof; on the same basis or on different bases, as the Committee shall specify), take one or any combination of the following actions:

                  A. make appropriate provision for the continuation of such Award by the Company or the assumption of such Award by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Award either (x) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Change in Control, (y) shares of stock of the surviving or acquiring corporation or (z) such other securities as the Committee deems appropriate, the fair market value of which (as determined by the Committee in its sole discretion) shall not materially differ from the fair market value of the shares of Common Stock subject to such Award immediately preceding the Change in Control;

                  B. accelerate the date of exercise or vesting of such Award;

                  C. permit the exchange of such Award for the right to participate in any stock option or other employee benefit plan of any successor corporation;

                  D. provide for the repurchase of the Award for an amount equal to the difference of (x) the consideration received per share for the securities underlying the Award in the Change in Control minus (y) the per share exercise price of such securities. Such amount shall be payable in cash or the property payable in respect of such securities in connection with the Change in Control. The value of any such property shall be determined by the Committee in its discretion; or

                  E. provide for the termination of such Award immediately prior to the consummation of the Change in Control; provided that no such termination will be effective if the Change in Control is not consummated.

      g. DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its sole discretion may provide for a Participant to have the right to exercise his or her Award until fifteen (15) days prior to such transaction as to all of the shares of Common Stock covered by the Option or Award, including shares as to which the Option or Award would not otherwise be exercisable, which exercise may in the sole discretion of the Committee, be made subject to and conditioned upon the consummation of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate upon the consummation of such proposed action.

      h. ASSUMPTION OF AWARDS UPON CERTAIN EVENTS. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

      i. PARACHUTE PAYMENTS AND PARACHUTE AWARDS. Notwithstanding the provisions of SECTION 13F, but subject to any contrary provisions in a Participant's employment agreement with the Company or any Parent or Subsidiary thereof, if, in connection with a Change in Control, a tax under Section 4999 of the Code would be imposed on the Participant (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code), then the Company shall pay the Participant an amount equal to the tax under Section 4999.

      j. AMENDMENT OF AWARDS. The Committee may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

      k. CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations. Notwithstanding any provision of the Plan to the contrary, in no event may an Option or Stock Appreciation Right be settled in a form other than cash.

      l. ACCELERATION. The Committee may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Compensation Share Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option.

      m. SARBANES-OXLEY ACT COMPLIANCE. Notwithstanding any provision of the Plan to the contrary, the Committee, in accordance with any applicable rules or regulations promulgated by the Securities and Exchange Commission (the "SEC") and/or the United States Department of Labor, shall (i) notify in a timely manner each Participant who is a Reporting Person of any transaction occurring under the Plan that requires reporting by the Reporting Person on SEC Form 4 or 5 as applicable, each as revised pursuant to changes to Exchange Act Rule 16a-3, 16a-6 or 16a-8, as applicable, made by Sarbanes-Oxley Act of 2002, P.L. No. 107-204 (the "ACT"); (ii) otherwise comply with all notice, disclosure and reporting requirements applicable to the Program pursuant to such Act; and (iii) prohibit the making or guaranteeing of loans under Section 8c of this Program to the extent necessary to comply with Section 402 of the Act.

14. TAXES/CODE 409A. The Company shall have the right to deduct from payments of any kind otherwise due to the optionee or recipient of an Award any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of Options or other Awards under the Plan, the purchase of shares subject to the Award or the grant of Common Stock free and clear of any restrictions thereon. Notwithstanding anything herein to the contrary, to the extent a delay in payment or other modification to this Plan or an Agreement is required as determined in the opinion of Company's tax advisors to prevent the imposition of an additional tax to the recipient under Section 409A of the Code, then such payment shall not be made until the first date on which such payment is permitted or other modifications shall be made to comply with Section 409A and interpretive guidance issued thereunder.

15. MISCELLANEOUS.

      a. NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

      b. NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

      c. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the later of the date on which it is adopted by the Committee or the date on which it is approved by the Company's shareholders (the "Effective Date). No Awards shall be granted under the Plan after the completion of ten years from the Effective Date, but Awards previously granted may extend beyond that date. Notwithstanding any provision of this Plan to the contrary, if the Company has executed a definitive acquisition or similar agreement pursuant to which a Change in Control will occur upon the closing of the transaction(s) contemplated thereby, the Committee, in its sole discretion, may treat the execution of such agreement itself as triggering a Change in Control.

      d. AMENDMENT OF PLAN. The Committee may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable law, rules or regulations.

      e. NO TRUST FUND OR ERISA PLAN CREATED. Neither the Plan nor any Award granted thereunder shall create or be construed as creating a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant, Designated Beneficiary or any other person. To the extent that any Participant, Designated Beneficiary or any other person acquires any Award under the Plan, his or her rights with respect thereto shall be not greater than the rights of any unsecured general creditor of the Company. The Plan is not intended to constitute any type of plan, fund or program providing retirement income or resulting in the deferral of income for periods extending to the termination of employment of beyond, and ERISA shall not apply to the Plan. No provision of this Plan shall be construed as subjecting any portion of the Plan to any requirements of ERISA.

      f. ARBITRATION OF DISPUTES. Both parties agree that all controversies or claims that may arise between the Participant and the Company in connection with this Plan shall be settled by arbitration. The parties further agree that the arbitration shall be held in the State of New Jersey, and administered by the American Arbitration Association under its Commercial Arbitration Rules, applying New Jersey law, except to the extent such law is preempted by ERISA.

            i. QUALIFICATIONS OF ARBITRATOR.  The arbitration shall be submitted to a single arbitrator chosen in the manner provided under the rules of the American Arbitration Association. The arbitrator shall be disinterested and shall not have any significant business relationship with either party, and shall not have served as an arbitrator for any disputes involving the Company or any of its Affiliates more than twice in the thirty-six (36) month period immediately preceding his or her date of appointment. The arbitrator shall be a person who is experienced and knowledgeable in employment and executive compensation law and shall be an attorney duly licensed to practice law in one or more states.

            ii. POWERS OF ARBITRATOR. The arbitrator shall not have the authority to grant any remedy which contravenes or changes any term of this Plan and shall not have the authority to award punitive or exemplary or damages under any circumstances. The parties shall equally share the expense of the arbitrator selected and of any stenographer present at the arbitration. The remaining costs of the arbitrator proceedings shall be allocated by the arbitrator, except that the arbitrator shall not have the power to award attorney's fees.

            iii. EFFECT OF ARBITRATOR'S DECISION. The arbitrator shall render its decision within thirty (30) days after termination of the arbitration proceeding, which decision shall be in writing, stating the reasons therefor and including a brief description of each element of any damages awarded. The decision of the arbitrator shall be final and binding. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

      g. GOVERNING LAW. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the state of New Jersey, without regard to any applicable conflicts of law.

      h. DESIGNATION OF BENEFICIARY. A Participant may file with the Committee a written designation of one or more persons as such Participant's Designated Beneficiary or Designated Beneficiaries. Each beneficiary designation shall become effective only when filed in writing with the Committee during the Participant's lifetime on a form prescribed by the Committee. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a Participant fails to designate a beneficiary, or if all designated beneficiaries of a Participant predecease the Participant, then each outstanding award shall be payable to the Participant's estate.

APPROVALS
2006 EQUITY INCENTIVE PLAN:

Available Shares:
(1) Incentive Stock Options
(2) Other Awards                                  -------------------------

                                                  -------------------------
Total
                                                  -------------------------
Adopted by the Compensation Committee of the
Board of Directors on:                                November 8, 2006
                                                  -------------------------
Approved by the Stockholders on:                      November 8, 2006
                                                  -------------------------

                                    EXHIBIT B

                          SUMMIT GLOBAL LOGISTICS, INC.
                           2006 EQUITY INCENTIVE PLAN
                          NOTICE OF STOCK OPTION AWARD

      Unless otherwise defined herein, the terms defined in the Summit Global Logistics, Inc. 2006 Equity Incentive Plan (the "Plan") shall have the same defined meanings in this Notice of Stock Option Award and the attached Stock Option Award Terms, which are incorporated herein by reference (together, the "AWARD AGREEMENT"). Terms not defined herein shall have their respective meanings under the Plan.

PARTICIPANT (the "PARTICIPANT")
Raymer McQuiston

GRANT

The undersigned Participant has been granted an Option to purchase Common Stock of Summit Global Logistics, Inc. (the "Company"), subject to the terms and conditions of the Plan and this Award Agreement, as follows:

   DATE OF GRANT            November 8, 2006           TOTAL NUMBER OF        136,000
                                                       SHARES GRANTED

   VESTING                  November 8, 2006           TYPE OF OPTION         Incentive Stock
   COMMENCEMENT                                                               Option
   DATE

   EXERCISE PRICE PER       $10.00                                            |X| Non-Statutory
   SHARE                                                                      Stock Option

   TOTAL EXERCISE PRICE     $1,360,000                 TERM/EXPIRATION        5 years from Date of
                                                       DATE                   Grant

VESTING SCHEDULE:

This Option shall be exercisable, in whole or in part, according to the following vesting schedule:

       ANNIVERSARY OF GRANT DATE              % OF GRANT (OR # OF SHARES) VESTED
       One-Year Anniversary of Grant Date     50%
       Two-Year Anniversary of Grant Date     100%

The Option shall vest in full upon the earliest to occur of a Change in Control, the Participant's death, the Participant's Disability, the Participant's Retirement, the Company's (or any parent's or subsidiary's thereof) termination of the Participant's employment without Cause or the Participant's termination of his employment with the Company (or any parent or subsidiary thereof) for Good Reason.

Upon the execution by the Company of a definitive acquisition, merger or similar agreement ("TRANSACTION AGREEMENT") pursuant to which, upon closing, a Change in Control would occur, the Committee, in its sole discretion, and notwithstanding any provision of the Transaction Agreement or the Plan, including, but not limited to, Section 13f.i. thereof, to the contrary, shall (i) require the acquiring or surviving entity (if not the Company) to assume this Option in accordance with its terms or (ii) pay the Participant, for each Share not previously exercised, the greater of (A) the transaction consideration per

Share or (B) the Exercise Price per Share. Such assumption or payment shall take effect or be made, as applicable, as of the closing date of the transaction(s) contemplated by the Transaction Agreement. In the event that the closing does not occur, this paragraph shall be null and void.

Vesting of this Option shall cease, and unvested Option Shares shall be forfeited, upon the Company's (or any parent's or subsidiary's thereof) termination of the Participant's employment for Cause or the Participant's termination of his employment with the Company (or any parent or subsidiary thereof) other than for Good Reason.

PARTICIPANT                                     SUMMIT GLOBAL LOGISTICS, INC.

___________________________________             ________________________________
Signature                                       By

___________________________________             ________________________________
Raymer McQuiston                                       Title
35 William Penn Road
Warren, NJ 07059

                          SUMMIT GLOBAL LOGISTICS, INC.
                                  STOCK OPTION
                                   AWARD TERMS

1. GRANT OF OPTION. The Committee hereby grants to the Participant named in the Notice of Stock Option Grant an option (the "OPTION") to purchase the number of Shares set forth in the Notice of Stock Option Award, at the exercise price per Share set forth in the Notice of Stock Option Grant (the "EXERCISE PRICE"), and subject to the terms and conditions of the 2006 Equity Incentive Plan (the "PLAN"), which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Stock Option Award Agreement, the terms and conditions of the Plan shall prevail.

      If designated in the Notice of Stock Option Grant as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 limitation rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option ("NSO").

2.    EXERCISE OF OPTION.

      i RIGHT TO EXERCISE. This Option may be exercised during its term in accordance with the Vesting Schedule set out in the Notice of Stock Option Award and with the applicable provisions of the Plan and this Award Agreement.

      ii METHOD OF EXERCISE. This Option shall be exercisable by delivery of an exercise notice in the form attached as EXHIBIT A (the "EXERCISE NOTICE") which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised (the "EXERCISED SHARES") and the Participant's agreement to be subject to such other representations and agreements as may be required by the Company. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by payment of the aggregate Exercise Price in accordance with the cashless exercise provisions of Section 6g of the Plan.

3. TERMINATION. This Option shall be exercisable for three months after the Participant ceases to be an Employee; provided, however, if the relationship is terminated by the Company for Cause, or voluntarily by the Participant other than for Good Reason, the Option shall terminate immediately. Upon the Participant's death or Disability, this Option may be exercised for twelve (12) months after the termination of employment. In no event may Participant exercise this Option after the Term/Expiration Date as provided above.

4. RESTRICTIONS ON EXERCISE. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the method of payment of consideration for such shares would constitute a violation of any applicable law.

5. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by
      Participant. The terms of the Plan and this Award Agreement shall be binding upon the executors, Committees, heirs, successors and assigns of the Participant.

6. TERM OF OPTION. This Option may be exercised only within the Term set out in the Notice of Stock Option Award which Term may not exceed ten (10) years from the Date of Grant, and may be exercised during such Term only in accordance with the Plan and the terms of this Award Agreement.

7. UNITED STATES TAX CONSEQUENCES. Set forth below is a brief summary as of the date of this Option of some of the United States federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

      i EXERCISE OF ISO. If this Option qualifies as an Incentive Stock Option, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Participant to the alternative minimum tax in the year of exercise.

      ii EXERCISE OF NONSTATUTORY STOCK OPTION. There may be a regular federal income tax liability upon the exercise of a Nonstatutory Stock Option. The Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If the Participant is an Employee or a former Employee, the Company will be required to withhold from the Participant's compensation or collect from the Participant and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise if such withholding amounts are not delivered at the time of exercise.

      iii NOTICE OF DISQUALIFYING DISPOSITION OF INCENTIVE STOCK OPTION SHARES. If this Option is an Incentive Stock Option, and if the Participant sells or otherwise disposes of any of the Shares acquired pursuant to the Incentive Stock Option, including through a cashless exercise, on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Participant shall immediately notify the Company in writing of such disposition. The Participant agrees that the Participant may be subject to income tax withholding by the Company on the compensation income recognized by the Participant.

      iv WITHHOLDING. Pursuant to applicable federal, state, local or foreign laws, the Company may be required to collect income or other taxes on the grant of this Option, the exercise of this Option, the lapse of a restriction placed on this Option, or at other times. The Company may require, at such time as it considers appropriate, that the Participant pay the Company the amount of any taxes which the Company may determine is required to be withheld or collected, and the Participant shall comply with the requirement or demand of the Company. In its discretion, the Company may withhold Shares to be received upon exercise of this Option or offset against any amount owed by the Company to the Participant, including compensation amounts, if in its sole discretion it deems this to be an appropriate method for withholding or collecting taxes. Currently, neither federal income nor federal employment tax withholding is required with respect to an Incentive Stock Option.

8. ENTIRE AGREEMENT; GOVERNING LAW. The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified (except as provided herein and in the Plan) adversely to the Participant's interest except by means of a writing signed by the Company and Participant. This agreement is governed by the internal substantive laws but not the choice of law rules of the State of New Jersey.

9. NO GUARANTEE OF CONTINUED SERVICE. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING IN THE EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING ENGAGED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE THE RELATIONSHIP AT ANY TIME.

Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Option. Participant further agrees to notify the Company upon any change in the residence address indicated below.

                                    EXHIBIT A

                           2006 EQUITY INCENTIVE PLAN
                                 EXERCISE NOTICE

Company Name
Address
City, State, Zip Code

Attention: President

      1. EXERCISE OF OPTION. Effective as of today, ______________, 200__, the undersigned ("PARTICIPANT") hereby elects to exercise Participant's option to purchase _________ shares of the Common Stock (the "SHARES") of_________ (the "COMPANY") under and pursuant to the 2006 Equity Incentive Plan (the "PLAN") and the Stock Option Award Agreement dated ____________, 200__ (the "AWARD AGREEMENT").

      2. DELIVERY OF PAYMENT. Purchaser herewith delivers to the Company the full purchase price of the Shares, as set forth in the Award Agreement, and pursuant to the cashless exercise provisions of
            Section 6g of the Plan.

      3. REPRESENTATIONS OF PARTICIPANT. Participant acknowledges that Participant has received, read and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.

      4. RIGHTS AS STOCKHOLDER. The Participant shall not have any rights of a stockholder upon exercise of the Option, which shall be settled solely in cash.

      5. TAX CONSULTATION. Participant understands that Participant may suffer adverse tax consequences as a result of Participant's purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.

      6. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, Committees, successors and assigns.

      7. INTERPRETATION. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or by the Company forthwith to the Committee which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on all parties.

      8. GOVERNING LAW. This Exercise Notice is governed by the internal substantive laws but not the choice of law rules of the State of New Jersey.

      9. ENTIRE AGREEMENT. The Plan and Award Agreement are incorporated herein by reference. This Agreement, the Plan, the Award Agreement (including all exhibits) and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant's interest except by means of a writing signed by the Company and Participant.

Submitted by:                                Accepted by:

PARTICIPANT                                  SUMMIT GLOBAL LOGISTICS, INC.

_________________________________            ___________________________________
Signature                                    By


_________________________________            ___________________________________
Print Name                                   Title

ADDRESS:                                     ADDRESS:


_________________________________            Type in address

_________________________________            City, State, Zip code

                                             ___________________________________
                                             Date Received

                                    EXHIBIT C

                          SUMMIT GLOBAL LOGISTICS, INC.
                           2006 EQUITY INCENTIVE PLAN
                       STOCK APPRECIATION RIGHTS AGREEMENT

Name of SAR Holder: Raymer McQuiston

Address of SAR Holder: 35 William Penn Road

Number of SARs: 102,000, each representing a share of Common Stock

Initial SAR Value: $1,020,000

Grant Date: November 8, 2006

      Pursuant to and in accordance with the Summit Global Logistics, Inc. 2006 Equity Incentive Plan, as amended from time to time (the "Plan"), this Stock Appreciation Rights Agreement (the "SAR Agreement") evidences the issuance to the person named above (the "SAR Holder") by Summit Global Logistics, Inc. (the "Company"), effective as of the date set forth above (the "Grant Date"), of a number of stock appreciation rights set forth above (the "SARs"). The SARs will be valued in accordance with, and are subject to the terms, definitions and provisions of, the Plan, which are incorporated herein by reference. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

      Subject to the terms and conditions of the Plan, and subject to the determination of the Compensation Committee in its sole discretion to accelerate the vesting schedule hereunder, the SARs issued hereunder shall vest and become vested SARs on the respective dates indicated below:

                 Incremental (Aggregate Number)
                 of SARs to be Vested SARs             Vesting Date/Percent

                         51,000 (51,000)               FIRST ANNIVERSARY  OF
                                                       GRANT DATE -- 50%

                         51,000 (102,000)              SECOND ANNIVERSARY OF
                                                       GRANT DATE -- 100%

      All SARs granted hereunder shall be vested in full upon the earliest to occur of a Change in Control or the death, Disability, Retirement or voluntary termination for Good Reason of the SAR Holder. Vested SARs may be exercised at any time within five (5) years following the Grant Date.

      Upon the execution by the Company of a definitive acquisition, merger or similar agreement ("TRANSACTION AGREEMENT") pursuant to which, upon closing, a Change in Control would occur, the Committee, in its sole discretion, and notwithstanding any provision of the Transaction Agreement or the Plan, including, but not limited to, Section 13.f.i. thereof, to the contrary, shall (i) require the acquiring or surviving entity (if not the Company) to assume the SARs in accordance with their terms or (ii) pay the Participant, for each share of Common Stock underlying each SAR not previously exercised, the greater of (A) the transaction consideration per share of Common Stock underlying each SAR or (B) the Initial SAR Value per share of Common Stock. Such assumption or payment shall take effect or be made, as applicable, as of the closing date of the transaction(s) contemplated by the Transaction Agreement. In the event that the closing does not occur, this paragraph shall be null and void.

      Vesting of the SARs shall cease, and unvested SARs shall be terminated, upon termination of employment of the SAR Holder with the Business Entity that employs him or her for Cause or other than for Good Reason.

      The SAR Holder shall have no rights as a stockholder of the Company by virtue of having been issued the SARs and shall have only the rights specifically provided in the Plan.

      By executing this SAR Agreement, the SAR Holder acknowledges receipt of the Plan (a copy of which is attached hereto) and represents that he or she has read and the terms and provisions of the Plan and accepts the issuance of the SARs subject to all of such terms and provisions.

                                               SUMMIT GLOBAL LOGISTICS, INC.

                                               By:______________________________

                                                   Name:

                                                   Title:_______________________


                                               ACKNOWLEDGED AND AGREED BY SAR
                                               HOLDER:

                                                   Name:

                                                   Signature:___________________

                           2006 EQUITY INCENTIVE PLAN
                            STOCK APPRECIATION RIGHT

                                 EXERCISE NOTICE

            Pursuant to the provisions of the Summit Global Logistics, Inc. 2006 Equity Incentive Plan (the "Plan") and that certain Stock Appreciation Rights Agreement by and between Summit Global Logistics, Inc. (the "Company") and ____________ (the "Grantee") as of _______________ __, 20__, I, the Grantee,
hereby exercise the Stock Appreciation Rights granted under the terms of the Plan to the extent of __________ shares of the Common Stock of the Company (the "SARs"). If applicable, I deliver to the Company herewith payment for tax withholding with respect to the exercise of the SARs in the amount of $__________.

TO BE COMPLETED BY THE GRANTEE

               A.     Number of SARs:                     ____________

               B.     Initial SAR Value                   $___________

               C.     Total Initial SAR Value of
                      Shares (A x B):                     $___________

TO BE COMPLETED BY THE COMPANY

               D.     Value per share of Common Stock, as of
                      __________, times the
                      number of shares being
                      exercised (A):                      $___________

               E.     TOTAL PAYMENT
                      DUE (D - C):                        $___________


Date: ____________________                  ____________________________________
                                            Grantee

                                            ____________________________________
                                            Address

                                            ____________________________________
                                            Social Security Number

                                    EXHIBIT D